Exhibit 99.2

CONSENT OF EVERCORE GROUP L.L.C.

September 20, 2017

The Board of Directors of

Starwood Waypoint Homes

8665 East Hartford Drive

Scottsdale, AZ 85255

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated August 9, 2017, to the Board of Directors of Starwood Waypoint Homes (“SFR”) as Annex C to, and references thereto and to our firm under the captions “SUMMARY—Opinion of SFR’s Financial Advisor”, “THE MERGERS—Background of the Mergers”, “THE MERGERS—Recommendation of the SFR Board and Its Reasons for the Mergers”, “THE MERGERS—Opinion of SFR’s Financial Advisor”, “THE MERGERS—Certain INVH Unaudited Prospective Financial Information”, and “THE MERGERS—Certain SFR Unaudited Prospective Financial Information” in, the joint proxy statement/information statement and prospectus included in the Registration Statement on Form S-4 filed by Invitation Homes Inc. (“INVH”) with the U.S. Securities and Exchange Commission on September 20, 2017 (the “Registration Statement”) relating to the proposed merger involving SFR, INVH and IH Merger Sub, LLC. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/information statement and prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Martin J. Cicco
Name:	Martin J. Cicco
Title:	Senior Managing Director